Exhibit 99.1

Press Release	Source: API Nanotronics Corp.

API Nanotronics Announces Record 2008 Fourth Quarter and Twelve Month Revenues

August 26, 8:00 am ET

•	Annual Revenue Increases over 50%

•	Looking to the Future, API Makes Large Investment in Nanotechnology While Implementing Major Operational Improvement Initiative to Maximize Profitability.

NEW YORK, NY— (MARKET WIRE) — August 26, 2008 — API Nanotronics Corp. (OTC BB:APIO.OB - News) (“API”) (the “Company”), a leading supplier of electronic components, nano-optics and nanotechnology research and development to the defense and communications sectors, today announced operating results for the three-month and twelve-month periods ended May 31, 2008.

Financial Highlights for Fiscal 2008

•

Record revenue of $31 million, compared to $20.5 million in 2007, an increase of over 50%. Revenue in 2008 included a full-year contribution from the National Hybrid Group, acquired by API on January 24, 2007;

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GAAP Net loss for the year was $6.6 million or $0.02 per share in 2008, compared with a net loss of $1.0 million or $0.00 per share in the previous year. The loss includes non-cash charges related to a provision for inventory, stock based compensation and depreciation totaling $4.9 million. Excluding these non-cash charges and nanotechnology R&D expenses of $3.5 million, non-GAAP net income was $1.8 million versus $1.8 million in the previous year;

•	GAAP Gross margins were 17.7% compared to 24.4%. Excluding the inventory write-down of $2.8 million, non-GAAP gross margins increased 2.4% to 26.8%.

•	The Company ended the year with a strong balance sheet with cash and marketable securities totaling more than $3.1 million, a current ratio over 3.73, and no long term debt; and

•	Backlog remains robust at over $16 million.

Financial Highlights for the Fourth Quarter 2008

•	Revenue for the fourth quarter of fiscal 2008 was a record $8.8 million, a 13% increase over the $7.9 million recorded in the same period of fiscal 2007;

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GAAP net loss of $3.6 million or $0.01 per share, compared to a loss of $0.2 million or $0.00 per share for the same period of fiscal 2007. The loss in 2008 includes non-cash charges related to a provision for inventory, stock based compensation and depreciation totaling $3.5 million. Excluding these non-cash charges and nanotechnology R&D expenses of $1.1 million, non-GAAP net income increased to $1.0 million versus $.6 million in the previous years’ quarter.

Reconciliations of non-GAAP measures to GAAP gross margins and net income (loss) are included at the end of this release.

Operational Highlights

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In April 2008, API Nanotronics named Stephen B. Pudles as Chief Executive Officer. Mr. Pudles brings extensive industry experience in operations, product development and sales to API. He succeeds Philip DeZwirek, who remains Chairman of the Board;

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In February 2008, in partnership with Israel’s Sital Technologies, National Hybrid introduced its new Aries line of 1553 communication products which are pick-and-place compatible with competitors’ devices, demonstrating API’s design and engineering capabilities and expanding its target markets;

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In November 2007, API Nanotronics delivered its first nanotechnology order of its proprietary Subwave™ IR Cut Filters to a leading digital imaging component supplier helping enable digital cinematography;

•	In October 2007, through its NanoOpto subsidiary, API Nanotronics introduced its first nanotechnology product, a proprietary line of UV polarizers;

•	In August 2007, API Nanotronics commenced operations at its newly acquired nanotechnology facility; and

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In July 2007, the Company acquired the assets of NanoOpto Corp. This acquisition provided API with state-of-the-art intellectual property and facilities and positioned it as a top tier nanotechnology research and manufacturing partner to government and industry. The Company currently operates the largest Atomic Layer Deposition (ALD) facility in North America.

Profitability Initiative

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In order to enhance efficiencies, the Company recently commenced the consolidation of certain operations, including the winding down and relocation of several locations. Management expects to conclude the consolidation process by the end of the current fiscal year at which time the Company will operate in three primary manufacturing facilities, down from eight. This consolidation of operations is expected to result in reduced overhead expenses and greater overall efficiencies and profitability.

Stephen B. Pudles, Chief Executive Officer of API Nanotronics Inc., said, “My mandate at API has been to help the Company capitalize on its unique position and opportunities. In the short time I have been here, we have made significant efforts to improve profitability while investing in the Company’s future. While there is still much to do, I am pleased with the results thus far and look forward to the coming year.”

About API Nanotronics Corp. (OTC BB:APIO.OB - News)

API Nanotronics Corp., through its wholly owned subsidiaries API Electronics Inc., National Hybrid Inc., Filtran Group, TM Systems, Keytronics and API Nanofabrication Corporation, is engaged in the manufacture of electronic components and systems for the defense and communications industries. API is also developing a leadership position in the R&D and manufacture of nanotechnology and MEMS products. With a growing list of blue chip customers, including Honeywell/Allied Signal, General Dynamics, Lockheed Martin, and numerous other top technology-based firms around the world, API regularly ships products to clients in more than 34 countries. API owns state-of-the-art manufacturing and technology centers in New York, New Jersey and Ontario, Canada and has manufacturing capabilities in China and a distribution center in Britain. API Nanotronics trades on the OTC Bulletin Board under the symbol APIO. For further information, please visit the company website at www.apinanotronics.com

In this press release, API has provided a non-GAAP financial measure for (i) gross margins to reflect its financial results without the inventory provision, and (ii), net income (loss) to reflect its financial results without research and development expenses and non-cash charges related to an inventory provision, depreciation, and stock-based compensation expense. Management believes the non-GAAP presentations make it easier for investors to compare current and historical period operating results. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to gross margins or net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company.

The following table reconciles annual GAAP net income (loss) to non-GAAP net income (loss).

(In millions)	Year ended May 31 2008	Year ended May 31 2007
GAAP net income	$(6.6)	$(1.0)
Inventory reserves	$2.8	$—
Research and development expenses	$3.5	$0.3
Depreciation	$1.2	$1.0
Stock-based compensation expense	$0.9	$1.5
Non-GAAP net income	$1.8	$1.8

The following table reconciles GAAP Gross Margins to non-GAAP Gross Margins.

(In millions except percentages)	Year ended May 31 2008	Year ended May 31 2007
GAAP Gross margin	$5.5	$5.0
GAAP Gross margin %	17.7%	24.4%
Inventory Reserve	$2.8	$—
Non-GAAP Gross margin	$8.3	$5.0
Non-GAAP Gross margin %	26.8%	24.4%

The following table reconciles fourth quarter GAAP net income (loss) to non-GAAP net income (loss).

Net Income (Loss) (In millions)	Q408	Q407
GAAP Net income (loss)	$(3.6)	$(0.2)
Inventory Reserve	$2.8	—
Research & Development	$1.1	$0.2
Depreciation	$0.4	$0.3
Stock-based compensation expense	$0.3	$0.3
Non-GAAP Net income (loss)	$1.0	$0.6

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits, our ability to expand our operations in both new and existing markets, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets and the effect of growth on our infrastructure and the effect of competition in the electronic components, nano-optics and nanotechnology industries. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of August 25, 2008. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Contact:

CONTACT:

Steve Bulwa

Director of Corporate Communications

API Nanotronics Corp.

1-877-API-O-API (274-0274)

Email Contact

Source: API Nanotronics Corp.